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                                                                    Exhibit 10.4

                                PROMISSORY NOTE

$2,864,925                                                       April 14, 2001


          FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Michael L. Mael ("Maker") hereby unconditionally promises to pay to the order of Focal Communications Corporation, a Delaware corporation ("Company"), or its assigns the principal sum of $2,864,925 and interest thereon at the rate of 5.58% per annum, compounded annually, based on a 365-day year and calculated for the actual number of days that elapse from the date hereof until paid. The principal amount hereof is due and payable on April 13, 2011. All accrued but unpaid interest on the principal amount hereof shall be due and payable at the time of any payment (whether mandatory or optional) of principal.

          Maker agrees to make mandatory prepayments of principal (together with accrued but unpaid interest on the amounts of such prepayments) in amounts equal to 100 percent of any and all (1) proceeds received by Maker from any transfer by Maker of any shares of Pledged Stock (as defined in the Pledge Agreement, dated the date hereof, between Maker and the Company) upon receipt of any such proceeds by Maker and (2) cash dividends or other cash distributions in respect of shares of Pledged Stock, whether payable upon the liquidation or dissolution of the Company or otherwise, upon receipt of any such dividends or other distributions by Maker.

          Maker may prepay this note at any time in whole or in part without premium or penalty.

          Payments shall be made in lawful money of the United States of America to the Company or its assigns at such address as the Company or its assigns, as the case may be, may designate in writing from time to time.

          Maker agrees that:

          (i) upon the failure to pay when due any required payment (including any mandatory prepayment) of principal of, or required payment of interest on, this note for 10 days after the due date thereof,

          (ii) if Maker (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding under any law now or hereafter in effect relating to bankruptcy, insolvency, liquidation or reorganization or otherwise relating to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a compromise or similar arrangement with creditors, or (3) appoints a trustee, receiver or similar judicial officer or agent to take charge of or liquidate any of his property or assets,

          (iii) upon the commencement against Maker of any involuntary proceeding of the kind described in clause (ii) of this paragraph, or
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          (iv) upon the termination of Maker's employment with the Company or a subsidiary of the Company for any reason,

all unpaid principal and accrued interest under this note shall become immediately due and payable without demand, notice, presentment or protest of any kind, and upon the termination of Maker's employment with the Company or a subsidiary of the Company for any reason, the Company may in its sole discretion deduct or withhold from all compensation or other amounts, including Common Stock of the Company issued or issuable to Maker, due to Maker any unpaid principal and interest under this note, provided that, this being a full recourse note, Maker shall remain liable for the immediate payment of any principal and interest under this note that is not repaid through any such deduction or withholding by the Company.

          This note is binding on Maker, and Maker hereby waives demand, notice, presentment and protest and any defense by reason of an extension of time for payment or other indulgence, except for the ten-day grace period specified in clause (i) of the preceding paragraph. Failure of the holder hereof to assert any right herein or hereunder shall not be deemed to be a waiver thereof.

          This note may be sold, assigned, transferred or pledged by the holder without the consent of Maker.

          Maker may not set off from any amounts due under this note any amounts due Maker from the Company or its transferees.

          The obligations of Maker under this note are secured by the pledge of the Pledged Stock to the Company in accordance with the terms of the Pledge Agreement, dated the date hereof, between Maker and the Company.

          This note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without giving effect to principles of conflicts of law thereof.


                              By: /s/ Michael L. Mael
                                  -----------------------------------
                                      Michael L. Mael

                              Address:  9 Winterset Court
                                        Potomac, Maryland 20854